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                                                                     Exhibit 5.1


                  [LETTERHEAD OF KIRKPATRICK & LOCKHART LLP]




November 14, 2001


BAM! Entertainment, Inc.
333 West Santa Clara Street
Suite 716
San Jose, CA 95113

Re:   Registration Statement on Form S-1


We have acted as counsel to BAM! Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1, File No. 333-62436, as such may be amended from time to time, (the "Registration Statement"), and a new registration statement filed under Rule 462(b) (the "New Registration Statement") filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The New Registration Statement incorporates by reference the contents of the Company's Registration Statement, which was declared effective by the SEC on November 14, 2001. The New Registration Statement covers the underwritten public offering of up to 1,150,000 shares of the Company's Common Stock (the "Shares"), par value $0.001 per share (the "Common Stock"), including up to 150,000 shares of Common Stock which may be offered to cover over-allotments, if any.

This opinion is delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

For the purpose of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that upon the issuance and sale of the Shares in the manner described in the New Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments or any state or jurisdiction other than the federal securities laws and the laws of the State of Delaware.

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BAM! Entertainment, Inc.
November 14, 2001
Page 2



We consent to the use of our name under the captioned "Legal Matters" in the Prospectus, constituting part of the New Registration Statement, and to the filing of this opinion as an exhibit to the New Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the New Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/S/  KIRKPATRICK & LOCKHART LLP